SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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BOSTON COMMUNICATIONS GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of Annual Meeting of Shareholders

to be Held On Wednesday, May 26, 2004

The Annual Meeting of Shareholders of Boston Communications Group, Inc. (the “Company”) will be held on Wednesday, May 26, 2004, at the Company, 100 Sylvan Road, Woburn, Massachusetts at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect James A. Dwyer, Jr., Paul R. Gudonis and Frederick E. von Mering as Class II Directors, to serve for a three-year term.

2.	To approve the adoption of the Company’s 2004 Stock Incentive Plan.

3.	To approve the adoption of the Company’s 2004 Employee Stock Purchase Plan.

4.	To ratify the selection of Ernst & Young LLP by the Board of Directors as the Company’s independent auditors for the current fiscal year.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has no knowledge of any other business to be transacted at the meeting.

Shareholders of record at the close of business on April 14, 2004 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

By Order of the Board of Directors,

Alan J. Bouffard,
Clerk

Woburn, Massachusetts

April 20, 2004

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

Boston Communications Group, Inc.

100 Sylvan Road

Woburn, Massachusetts 01801

Proxy Statement for the Annual Meeting of Shareholders

to be Held on May 26, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boston Communications Group, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on May 26, 2004 and at any adjournments of that meeting (the “Annual Meeting”). All proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not be deemed to revoke a proxy unless the shareholder gives affirmative notice at the Annual Meeting that the shareholder intends to revoke the proxy and vote in person.

The Company’s 2003 Annual Report to Shareholders is being mailed to shareholders concurrently with this Proxy Statement on or about April 20, 2004.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished, without charge to any shareholder upon written request to the Company, Boston Communications Group, Inc., 100 Sylvan Road, Woburn, Massachusetts 01801.

Voting Securities and Votes Required

At the close of business on April 14, 2004, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 18,318,713 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”), constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

The presence or representation by proxy of the holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and voting at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting is required for approval of (i) the adoption of the 2004 Stock Incentive Plan, (ii) the adoption of the 2004 Employee Stock Purchase Plan and (iii) the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters, such as the ones presented for shareholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of February 29, 2004, with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption “Executive Compensation” below and (iv) all current directors and executive officers of the Company as a group. On February 29, 2004 there were 18,274,273 shares of Common Stock outstanding.

Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Common Stock Outstanding (2)
Barclays Global Investors (3) 45 Fremont Street San Francisco, CA 94105	1,684,274	9.22%

Goldman Sachs Asset Management (4) 180 Maiden Lane NewYork, NY 10005	1,025,440	5.61%

Paul J. Tobin (5)	483,499	2.63%

E.Y. Snowden (6)	327,163	1.76%

Frederick von Mering (7)	213,798	1.16%

Brian E. Boyle (8)	156,000	*

William D. Wessman (9)	96,668	*

Karen A. Walker (10)	47,345	*

Jerrold D. Adams (11)	30,500	*

Paul R. Gudonis (12)	52,000	*

Gerald Segel (13)	50,000	*

Gerald S. McGowan (14)	44,000	*

Daniel E. Somers (15)	19,000	*

James A. Dwyer, Jr.	—	*

All current directors and executive officers as a group (16) (12 persons)	1,770,509	9.13%

*	Less than 1%
(1)	Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.
(2)	The number of shares deemed outstanding with respect to a named person includes 18,274,273 shares outstanding as of February 29, 2004 plus any shares subject to options held by the person in question that are currently exercisable or exercisable within 60 days after February 29, 2004.
(3)	This information is based solely upon a Schedule 13G filed by Barclays Global Investors with the Securities and Exchange Commission on February 13, 2004.
(4)	This information is based solely upon a Form 13F dated December 31, 2003.

(5)	Includes 104,168 shares issuable pursuant to stock options. Includes 196,831 shares held by the Paul J. Tobin 1988 Trust, 174,000 shares held by the Margaret M. Tobin 1988 Trust, and 8,500 shares held by the Tobin Children’s Trust. Mr. Tobin is the trustee of the Paul J. Tobin 1988 Trust. Mr. Tobin’s wife, Margaret M. Tobin, is trustee of the Margaret M. Tobin 1988 Trust.
(6)	Includes 313,568 shares issuable pursuant to stock options. Of these, 123,000 are held in trust for the benefit of Mr. Snowden’s children.
(7)	Includes 183,988 shares issuable pursuant to stock options.
(8)	Includes 151,000 shares issuable pursuant to stock options. Also includes 5,000 shares owned by Boyle Family Revocable Trust of which Mr. Boyle is a trustee. Mr. Boyle disclaims beneficial ownership of these shares, except to the extent of his direct pecuniary interest therein.
(9)	Includes 95,468 shares issuable pursuant to stock options.
(10)	Includes 43,833 shares issuable pursuant to stock options.
(11)	Includes 24,500 shares issuable pursuant to stock options.
(12)	Includes 50,000 shares issuable pursuant to stock options.
(13)	Consists of 50,000 shares issuable pursuant to stock options.
(14)	Includes 34,000 shares issuable pursuant to stock options.
(15)	Includes 18,000 shares issuable pursuant to stock options.
(16)	Includes 1,120,026 shares issuable pursuant to stock options.

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. The Board currently consists of three Class I Directors, whose terms expire at the 2006 Annual Meeting of Shareholders, three Class II Directors, whose terms expire at the 2004 Annual Meeting of Shareholders, and three Class III Directors whose terms expire at the 2005 Annual Meeting of Shareholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

The persons named in the enclosed proxy will vote to elect James A. Dwyer, Jr., Paul R. Gudonis and Frederick E. von Mering as Class II Directors to serve for a three-year term expiring at the 2007 Annual Meeting of Shareholders, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. All nominations to the Board of Directors are made by the Nominating Committee. The Nominating Committee will consider for nomination to the Board of Directors candidates suggested by the shareholders, provided that such recommendations are delivered to the Company, with an appropriate biographical summary, no later than the deadline for submission of shareholder proposals. Each nominee has indicated his willingness to serve, if elected, but if any nominee should be unable to stand for election, proxies may be voted for a substitute nominee designated by the Nominating Committee.

Set forth below are the name, age and certain other information with respect to each director and nominee for director of the Company. There are no family relationships among any of the directors and executive officers of the Company.

The Board of Directors recommends a vote FOR the election of the nominees.

Class I Directors

Gerald S. McGowan, 57, has served as a Director of the Company since November, 2001. Mr. McGowan is a founding principal of the Washington, D.C. law firm, Lukas, McGowan, Nace & Gutierrez where he practiced law for over 20 years. Mr. McGowan was instrumental in founding several telecommunications companies, including Dial Call, Integrated Northcoast and McLang Cellular. From 1996 to 1997 Mr. McGowan was a member of the Board of Directors of the Overseas Private Investment Corporation. From 1992 to 1994 Mr. McGowan was a member of the Board of Directors of the Cellular Telecommunications Industry Association. From January, 1998 until July, 2001 Mr. McGowan was the United States Ambassador to Portugal. Mr. McGowan received his B.S. and J.D. degrees from Georgetown University. Mr. McGowan is a Director of Portugal Telecom.

Gerald Segel, 83, has served as a Director of the Company since October, 1996. Mr. Segel was Chairman of Tucker Anthony Incorporated from January 1987 until his retirement in May 1990. From 1983 to January 1987 he served as President of Tucker Anthony Incorporated. Mr. Segel received his B.A. from Harvard University.

Daniel E. Somers, 56, became a Director of the Company in March, 2003. Mr. Somers has been Vice Chairman of Blaylock & Partners LP, a minority-owned investment-banking group in New York since January 2002. He retired in October 2001 as President and Chief Executive Officer at AT&T Broadband, which provides local and long distance service, high-speed Internet access and home entertainment service. Previously, Mr. Somers was Senior Executive Vice President and Chief Financial Officer of AT&T from May 1997 to December 1999. Prior to joining AT&T, Mr. Somers was Chairman and Chief Executive Officer of Bell Cablemedia, plc, of London for two years. From 1992 to 1995, he was Executive Vice President and Chief Financial Officer of Bell Canada International, Inc. Prior to joining Bell Canada, Mr. Somers held a number of senior executive, financial and operating-management positions with Radio Atlantic Holdings Ltd. and Imasco Ltd. Mr. Somers received a B.S. degree in finance from Stonehill College in 1969. Mr. Somers is Vice Chairman of the Board of Trustees of Stonehill College, and a Director of Lubrizol, Inc. and the Chubb Corporation.

Current Class II Director

Jerrold D. Adams, 64, has served as a Director of the Company since April 1996. From July 1999 to March 2000, Mr. Adams was Acting General Manager of the Company’s Systems Division. From March 1997 to March 1999, Mr. Adams was President and Chief Executive Officer of AirNet Communications Corp., which designs, develops and manufactures wireless infrastructure for the U.S. and international PCS markets. From 1991 until February 1997, Mr. Adams was President and Chief Operating Officer of Iridium, Inc., an international consortium developing a worldwide communications system for portable hand-held telephones. Prior to that, Mr. Adams served as Director of PCN Operations in Europe of Motorola from 1990 to 1991, Senior Vice President of McCaw Cellular, a national non-wireline cellular company, from 1988 to 1990, and General Manager of Metro One, a New York non-wireline cellular carrier, from 1986 to 1988. Mr. Adams received his B.A. from Coe College and attended the Wharton School of Business and the University of Illinois. Mr. Adams is currently on the Board of Trustees for Coe College. Mr. Adams has decided not to seek reelection to the Board of Directors of the Company.

Nominees for Class II Directors

James A. Dwyer, Jr., 67, is a nominee for Director of the Company. Mr. Dwyer currently serves as President of Qualicom Systems, Inc., a company he formed in 1977, that provides mobile telephone and other communications services. Mr. Dwyer was a founder of the Cellular Telecommunications and Internet Association (“CTIA”) and served on its board for sixteen years and as its Chairman in 1995-1996. Mr. Dwyer has also formed a number of telecommunications companies, including InterOP Technologies, a company providing voice and data carrier solutions; Wireless One Network, a cellular telephone company formed in 1997, which was sold to AT&T Wireless in 2000; Independent Cellular Network, a cellular telephone company formed in 1987, which was sold in 1996 to 360° Communications; American Cellular Telephone Company, a cellular industry pioneer that built the original non-wireline systems in eighteen of the top ninety markets and was sold to BellSouth Mobility in 1986; and C.Q. Communications, a paging company of which Mr. Dwyer was the President from 1985 through its sale in 1989. From 1969 through 1975 Mr. Dwyer was an attorney and Vice President of Western Union International in New York, and served as the President of its subsidiary Air Signal International. Mr. Dwyer received his BBA from City College of New York and his J.D. from New York University School of Law. Mr.Dwyer is also a Director of NSight Communications and Pharos Systems, LLC.

Paul R. Gudonis, 50, has served as a Director of the Company since April 1996. Since July, 2003 Mr. Gudonis has served as President and CEO of Centra Software, Inc., which provides software and services to organizations for real-time enterprise collaboration. Mr. Gudonis served as Chairman and Chief Executive

Officer of Genuity Inc. (formerly, GTE Internetworking), which provided business Internet services, from June, 2000 when it became an independent public company until February, 2003 when the majority of its assets were acquired by Level 3 Communications. Mr. Gudonis served as an Executive Vice President for Level 3 Communications, an international communications and information services company until July, 2003. Prior to that, Mr. Gudonis had served as President of GTE Internetworking since July 1997, when GTE acquired BBN Corporation, the parent company of BBN Planet, of which Mr. Gudonis had been President since November 1994. From 1991 to November 1994 Mr. Gudonis served as General Manager of the Communications Industry Group International division of EDS Corporation. From January 1989 until October 1990, Mr. Gudonis served as Senior Vice President and General Manager of APPEX Corp. Mr. Gudonis received his B.S. from Northwestern University and his M.B.A. from Harvard Graduate School of Business Administration.

Frederick E. von Mering, 51, has served as a Director of the Company since 1989 and as its Vice President, Corporate Development since April 1999. From 1989 until March 1999, Mr. von Mering served as the Company’s Chief Financial Officer. From 1980 to 1986, Mr. von Mering served as Regional Vice President and General Manager for the paging division of Metromedia, Inc., a communications company. From 1975 to 1979, Mr. von Mering was employed at Coopers & Lybrand LLP. Mr. von Mering received his B.A. in accounting from Boston College and his M.B.A. from Babson College. Mr. von Mering is a Director of MicroFinancial, Incorporated.

Class III Directors

Brian E. Boyle, 56, has served as a Director and Vice Chairman of the Company since February 1996. Mr. Boyle was employed by the Company from January 1994 to February 1996 as Chairman, New Wireless Services and from February 1996 through August, 2001 as Vice Chairman. Mr. Boyle has been President of Boyle Corp., a management advisory firm since October, 1993. Mr. Boyle served as Chairman and CEO of GoldK, Inc., which provides online management of 401(k) plans, from January 2000 through November 2002. From July 1990 to September 1993, Mr. Boyle served as Chairman and Chief Executive Officer of Credit Technologies, Inc. (now Lightbridge, Inc.), a supplier of customer application software for the wireless telephone industry. Prior to 1990, Mr. Boyle founded and operated a number of organizations servicing the telecommunications industry, including APPEX Corp. (now EDS Personal Communications Division of EDS Corporation, a global telecommunications service company) and Leasecomm Corp. (now MicroFinancial Incorporated), a micro-ticket leasing company. Mr. Boyle earned his B.A. in mathematics and economics from Amherst College and his Ph.D. in operations research from M.I.T. Mr. Boyle is a Director of MicroFinancial Incorporated, as well as of several private companies.

Edward H. (“E.Y.”) Snowden, 49, has served as a Director of the Company and served as its President and Chief Executive Officer since February 1998. Prior to joining the Company, Mr. Snowden served as President and Chief Operating Officer of American Personal Communications, L.P. d/b/a Sprint Spectrum, a telecommunications company, from February 1994 to December 1997. From June 1990 until February 1994, Mr. Snowden was an Area Vice President at Pacific Bell, Inc., a telecommunications company. Mr. Snowden was the President and then Chief Executive Officer at Universal Optical Company, Inc. from March 1986 to March 1988. Mr. Snowden received his B.S. from Stanford University and his M.B.A. from Harvard Graduate School of Business Administration.

Paul J. Tobin, 61, has served as Chairman of the Board of Directors since February 1996. Mr. Tobin served as the Company’s President and Chief Executive Officer from 1990 until February 1996, and from April 1997 to February 1998. Prior to joining the Company, Mr. Tobin served as President of Cellular One Boston/Worcester from July 1984 to January 1990 and as a Regional Marketing Manager for Satellite Business Systems, a joint venture of IBM, Comsat Corp. and Aetna Life & Casualty from April 1980 to June 1984. Mr. Tobin received his B.S. in economics from Stonehill College and his M.B.A. in marketing and finance from Northeastern University.

Board and Committee Meetings

The Board of Directors held eight meetings during 2003. Each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served.

The Company’s corporate governance guidelines provide that directors are expected to attend the annual meeting of shareholders. All directors attended the 2003 annual meeting of shareholders.

Board Committees

The Board of Directors has established three standing committees – Audit, Compensation, and Nominating and Corporate Governance – each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance section of the Company’s website, www.bcgi.net. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the new rules of the Nasdaq Stock Market that become applicable to the Company on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the rules of the Nasdaq Stock Market that apply to the Company until the date of the Annual Meeting.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditor;

•	overseeing the work of the Company’s independent auditor, including through the receipt and consideration of certain reports from independent auditors;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 26 of this proxy statement).

The Board of Directors has determined that Daniel E. Somers is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The members of the Audit Committee are Messrs. Gudonis, Segel and Somers. The Audit Committee met five times during 2003.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

The members of the Compensation Committee are Messrs. Gudonis, McGowan, Segel and Somers. The Compensation Committee met two times during 2003.

No executive officer of the Company is a member of the compensation committee of another corporation or other entity (or serves an equivalent function for such corporation or other entity) whose executive officers served on the Company’s Board of Directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Messrs. Gudonis, McGowan, Segel and Somers. The Nominating and Corporate Governance Committee met three times during 2003.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Clerk, Boston Communications Group, Inc., 100 Sylvan Road, Suite 100, Woburn, MA 01801. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

At the Annual Meeting, shareholders will be asked to consider the election of James A. Dwyer, Jr., who has been nominated for election as a director for the first time. Mr. Dwyer was originally proposed to the Committee by a non-management director and an executive officer and the Board determined to include him among its nominees.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. The Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.

Shareholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Corporate Clerk, Boston Communications Group, Inc., 100 Sylvan Road, Suite 100, Woburn, MA 01801

Code of Ethics

The Company has adopted a written Code of Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.bcgi.net. In addition, the Company intends to post on its website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Director Compensation and Stock Options

Non-employee directors (which consist of Messrs. Adams, Boyle, Gudonis, McGowan, Segel and Somers) receive an annual retainer of $16,000 payable in four equal quarterly installments, plus $1,000 per meeting per day attended for their services as members of the Board of Directors and are reimbursed for their expenses incurred in connection with attending Board and committee meetings. They also receive a grant of 15,000 non-qualified stock options upon their initial election to the board of directors, which vests in three equal annual installments commencing on the first anniversary of the date of grant, plus a quarterly grant of 4,000 fully-vested non-qualified stock options (3,000 in 2003) during their term of service on the Board. These options are granted at the fair market value on the date of grant. Directors who serve on the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee receive $500 for each such committee meeting attended. The Chairperson of the Audit Committee receives an annual retainer of $5,000 and the Chairperson of each other committee receives an annual retainer of $2,000, which are payable in four equal quarterly installments.

Options to purchase shares of Common Stock may be granted to members of the Board of Directors pursuant to the Company’s stock option plans. The Company does not pay or grant options to directors who are also employees of the Company for their service on the Board of Directors.

Executive Compensation

The following table sets forth certain compensation information, for the fiscal years indicated, of the Company’s Chief Executive Officer during the year ended December 31, 2003 and the four other most highly compensated executive officers in 2003 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Securities Underlying Options (3)	All Other Compensation ($)
Paul J. Tobin Chairman of the Board of Directors	2003 2002 2001	200,042 180,000 163,661	169,028 20,000 5,000	— — —	20,000 22,500 25,000	128,555 14,386 2,455	(4) (5) (6)

Edward H. Snowden President, Chief Executive Officer, Director	2003 2002 2001	336,946 315,000 296,667	390,497 180,000 49,375	— — —	84,000 12,500 15,000	78,724 8,520 2,500	(7) (8) (9)

Frederick E. von Mering Vice President, Corporate Development Director	2003 2002 2001	183,415 176,319 167,208	141,101 60,000 24,687	— — —	14,000 12,000 14,000	45,075 8,077 2,519	(10) (11) (12)

William D. Wessman Executive Vice President, Chief Technology Officer	2003 2002 2001	209,612 200,545 188,867	160,473 60,000 24,687	— — —	33,000 42,500 15,000	46,734 6,521 2,374	(13) (14) (15)

Karen A. Walker Vice President, Chief Financial Officer	2003 2002 2001	209,655 183,366 172,689	160,495 60,000 24,687	— — —	31,000 42,500 15,000	15,136 4,430 2,550	(16) (17) (18)

(1)	Bonuses earned in a fiscal year but which were paid in the subsequent fiscal year are reflected in the year in which they were earned.
(2)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the executive officer during such fiscal year.
(3)	The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 2003, 2002 or 2001.
(4)	Includes $3,034 in insurance premiums paid by the Company, $3,255 in matching funds paid by the Company to the executive’s 401(k) account, and $122,266 accrued pursuant to the Supplemental Executive Retirement Plan.
(5)	Includes $2,955 in matching funds paid by the Company to the executive’s 401(k) account, and $11,431 accrued pursuant to the Supplemental Executive Retirement Plan.
(6)	Consists of $2,455 in matching funds paid by the Company to the executive’s 401(k) account.
(7)	Includes $1,813 in insurance premiums paid by the Company, $2,913 in matching funds paid by the Company to the executive’s 401(k) account, and $73,998 accrued pursuant to the Supplemental Executive Retirement Plan.
(8)	Includes $2,578 in matching funds paid by the Company to the executive’s 401(k) account, and $5,942 accrued pursuant to the Supplemental Executive Retirement Plan.
(9)	Consists of $2,500 in matching funds paid by the Company to the executive’s 401(k) account.
(10)	Includes $1,256 in insurance premiums paid by the Company, $3,047 in matching funds paid by the Company to the executive’s 401(k) account, and $40,782 accrued pursuant to the Supplemental Executive Retirement Plan.

(11)	Includes $2,750 in matching funds paid by the Company to the executive’s 401(k) account, and $5,327 accrued pursuant to the Supplemental Executive Retirement Plan.
(12)	Consists of $2,519 in matching funds paid by the Company to the executive’s 401(k) account.
(13)	Includes $1,396 in insurance premiums paid by the Company, $2,157 in matching funds paid by the Company to the executive’s 401(k) account, and $43,181 accrued pursuant to the Supplemental Executive Retirement Plan.
(14)	Includes $1,849 in matching funds paid by the Company to the executive’s 401(k) account, and $4,672 accrued pursuant to the Supplemental Executive Retirement Plan.
(15)	Consists of $2,374 in matching funds paid by the Company to the executive’s 401(k) account.
(16)	Includes $772 in insurance premiums paid by the Company, $3,005 in matching funds paid by the Company to the executive’s 401(k) account, and $11,359 accrued pursuant to the Supplemental Executive Retirement Plan.
(17)	Includes $2,691 in matching funds paid by the Company to the executive’s 401(k) account, and $1,739 accrued pursuant to the Supplemental Executive Retirement Plan.
(18)	Consists of $2,550 in matching funds paid by the Company to the executive’s 401(k) account.

Option Grants

The following table sets forth certain information concerning option grants during the fiscal year ended December 31, 2003 to the Named Executive Officers and the number and value of the unexercised options held by such persons on December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

Name	Number of Securities Underlying Options Granted (1)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price $/ share (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
						5% ($)	10% ($)
Paul J. Tobin	20,000	(4)	3.38	11.68	2/4/13	146,910	372,298

Edward H. Snowden	20,000 64,000	(4) (5)	3.38 10.83	11.68 13.03	2/4/13 8/26/13	146,910 524,448	372,298 1,329,054

Frederick E. von Mering	10,000 4,000	(4) (5)	1.69 .68	11.68 13.03	2/4/13 8/26/13	73,455 32,778	186,149 83,066

William D. Wessman	10,000 23,000	(4) (5)	1.69 3.89	11.68 13.03	2/4/13 8/26/13	73,455 188,473	186,149 477,629

Karen A. Walker	10,000 21,000	(4) (5)	1.69 3.55	11.68 13.03	2/4/13 8/26/13	73,455 172,084	186,149 436,096

(1)	No restricted stock or stock appreciation rights were granted in 2003.
(2)	The exercise price is equal to the fair market value of the Company’s Common Stock on the date of grant.
(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future stock prices. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised. Values shown are net of the option exercise price, but do not include deductions for tax or other expenses associated with the exercise.
(4)	The stock options vested on 2/28/2004.
(5)	The stock options vest in three equal annual installments over a three-year period commencing on the first anniversary of the date of grant.

Option Exercises and Holdings

The following table sets forth certain information concerning each exercise of stock options during the year ended December 31, 2003 by each of the Named Executive Officers, and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise		Value Realized ($) (1)	Number of Securities Underlying Options at Fiscal Year End		Value of Unexercised In-the- Money Options at Fiscal Year End ($) (2)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Paul J. Tobin	—		—	77,502	49,998	145,004	38,546
Edward H. Snowden	97,700	(3)	842,644	290,235	100,665	642,524	22,388
Frederick E. von Mering	—		—	170,655	29,999	537,107	21,143
William D. Wessman	45,000		418,317	82,135	69,665	223,059	30,388
Karen A. Walker	41,735		312,679	26,700	71,465	27,711	32,915

(1)	Based on the closing sale price of Common Stock on the date of exercise less the option exercise price.
(2)	The per share value of unexercised in the money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company’s Common Stock on the NASDAQ National Market on December 31, 2003 ($9.29).
(3)	Includes 57,000 shares held in trust for the benefit of Mr. Snowden’s children.

Employment Agreements with Named Executive Officers

On February 10, 1998, the Company entered into an employment letter agreement with E.Y. Snowden, pursuant to which Mr. Snowden was made the President and Chief Executive Officer and a Director of the Company. The agreement provides that Mr. Snowden will be paid an annual base salary and an annual performance-based bonus in amounts determined each year by the Compensation Committee of the Board of Directors The agreement also provides that if Mr. Snowden’s employment is terminated without cause, or if there is a change of control which results in his demotion, diminution in responsibilities, or removal from the Board, then the Company will pay, as severance, his base salary until such time as he is otherwise employed, up to a maximum of twelve months.

Securities Authorized for Issuance Under Equity Compensation Plans. The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2003.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,030,850	(1)	$9.2379	303,174	(2)
Equity compensation plans not approved by security holders(3)	685,045		$9.2811	202,378
Total	2,715,895	(1)	$9.2488	505,552	(2)

(1)	Includes 36,638 shares purchased by employees under the Company’s 2001 Employee Stock Purchase Plan on February 27, 2004 at a price of $9.146 per share.
(2)	Includes 52,902 shares available for future issuance under the Company’s 2001 Employee Stock Purchase Plan, but excludes (1) 750,000 shares available for issuance under the Company’s 2004 Stock Incentive Plan if Proposal No. 2 is approved at the Annual Meeting and (ii) 350,000 shares available for issuance under the Company’s 2004 Employee Stock Purchase Plan if Proposal No. 3 is approved at the Annual Meeting. The remaining shares available may only be granted as stock options with an exercise price equal to the fair market value of the Company’s stock on the date of grant.
(3)	Historically, there have been four equity compensation plans that were approved by the Board of Directors of the Company but not by the security holders. The remaining shares available may only be granted as stock options with an exercise price equal to the fair market value of the Company’s stock on the date of grant. After giving effect to shareholder approval of Proposal No. 2, there will be no shares available for future issuance under the remaining plans.

In February 1998 the Board of Directors granted a non-qualified stock option for the purchase of up to 400,000 shares of the Company’s common stock to E.Y. Snowden in order to induce Mr. Snowden to join the Company as Chief Executive Officer. This option was issued at an exercise price of $7.0625 per share (the fair market value on the date of grant), and vested in five equal annual installments commencing on February 10, 1998. The option is for a term of ten years from the date of grant. As of December 31, 2003 271,500 of these shares remain unexercised.

In June 1999 the Board of Directors approved the grant of non-qualified stock options for the purchase of up to 110,000 shares of common stock (the “1999 Option Plan”) in connection with the engagement of Jerrold D. Adams as Acting General Manager of the Company’s Systems Division. Mr. Adams completed this engagement in March, 2000. Options have been issued at various times, each at the fair market value on the date of grant. These options were fully vested at the date of grant and are for a term of ten years from the date of grant. As of December 31, 2003 there were outstanding options for 11,000 shares at a weighted average exercise price of $12.43 per share. Upon approval of the 2004 Stock Incentive Plan, the 1999 Option Plan will be terminated, provided that all outstanding options under the 1999 Option Plan shall continue to be exercisable in accordance with their terms.

In February 2000 the Board of Directors approved a plan reserving 150,000 shares of common stock for issuance upon exercise of non-qualified options. An option for the purchase of these shares was originally granted to Andrew D. Price in order to induce Mr. Price to join the Company as Chief Operating

Officer. The option was issued at an exercise price of $7.313 per share (the fair market value on the date of grant), and vested in three equal annual installments commencing on February 1, 2001. The option was for a term of ten years from the date of grant. Upon the termination of Mr. Price’s employment in November 2001, options for 50,000 shares had vested and were exercised, and the balance was cancelled. Options have been issued to other employees of the Company pursuant to the plan at the fair market value on the date of grant. These options generally vest in three equal annual installments commencing on the first anniversary of the date of grant. As of December 31, 2003 there were outstanding options for 69,998 shares at a weighted average exercise price of $9.32.

In April 2001 the Board of Directors approved a plan of non-qualified stock options, consisting of 500,000 shares (the “2001 Option Plan”). The plan is a broadly-based plan. Options granted under the plan are for a term of ten years from the date of grant. These options generally vest in three equal annual installments commencing on the first anniversary of the date of grant. Options are issued at the fair market value on the date of grant. As of December 31, 2003 there were outstanding options for 332,547 shares at a weighted average exercise price of $10.98. Upon approval of the 2004 Stock Incentive Plan, the 2001 Option Plan will be terminated, provided that all outstanding options under the 2001 Option Plan shall continue to be exercisable in accordance with their terms.

In the event of a merger, liquidation or acquisition of the Company, the Board of Directors shall provide that the outstanding options be assumed or that equivalent options be substituted for the outstanding options by the acquiring or succeeding corporation, or, if the acquiring or succeeding corporation does not agree to do so, that all of the unexercised options shall be exercisable in full prior to the merger, liquidation or acquisition or that the optionholders receive a cash payment equal to the difference between the acquisition price and the exercise price.

The shares reserved for issuance under all of the foregoing stock options have been registered with the SEC on Forms S-8.

REPORT OF THE COMPENSATION COMMITTEE

This report is submitted by the Compensation Committee and addresses the Company’s policies for 2003 as they apply to the Company’s executive officers.

Policies and Philosophy

The Company’s executive compensation program is structured and administered to achieve three broad goals in a manner consistent with shareholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company’s executive compensation programs to provide executives with long-term equity ownership opportunities in the Company in an attempt to align executive and shareholder interests.

In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and stock option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic marketing, distribution and development alliances, product development and enhancement of the Company’s strategic position, as well as on the Company’s overall financial performance.

Executive Compensation in Fiscal 2003

The compensation programs for the Company’s executives established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace, (ii) bonus grants and (iii) stock-based equity incentives in the form of participation in the Company’s stock plans. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provide incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities that are aligned with the ownership interests of the Company’s shareholders. In evaluating the salary level, bonuses and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer’s supervision, such as development or sales, and the overall performance of the Company.

In determining the salary and bonus targets of each executive officer, including the Named Executive Officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual’s performance, including the expected contribution of the executive officer to the Company’s goals, (ii) the Company’s long-term needs and goals, including attracting and retaining key management personnel, and (iii) the Company’s competitive position, including the compensation of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies used by the Compensation Committee to compare executive compensation are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of its executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

The Company has an Executive Incentive Compensation Plan for all members of senior management that consists of two components: Bonus Incentive Compensation and Stock Incentive Compensation. The Bonus Incentive Compensation consists of a targeted potential amount for each executive, with 80% based upon the Company’s financial performance on a quarterly basis and 20% based upon individual qualitative performance. For 2003, targeted financial goals were met and, therefore, the potential bonus amount for each member of senior management was paid out in full. The Stock Incentive Compensation consists of stock option grants to each executive officer with the vesting schedule of such grants determined by the Company’s financial performance. For 2003, certain stock options granted as Stock Incentive Compensation vested in full on February 28, 2004, because the Company exceeded the EBIT goals specified in the Plan.

In October, 2002, the Company approved a Supplemental Executive Retirement Plan for the Company’s senior management team. There are fourteen participants in the plan, including the Company’s executive officers. The plan provides retirement income to participants beginning at age 65, payable to age 80. The amount of the payment is calculated to be 3.89% of final average earnings times the number of years of service with the Company, to a maximum of 70% of final average earnings, reduced by the amount of social security benefits, any benefits from a defined benefit plan of a former employer and any benefits from a defined contribution plan with a matching employer contribution other than a 401(k) plan. Vesting of benefits begins after five years of service on the senior management team, at which time 25% of the accrued benefit is vested. An additional 15% is vested for each additional year of service, with accrued benefits being fully vested after ten years of service. Benefits become fully vested upon death prior to retirement or upon merger or acquisition of the Company. Early retirement is permitted only with the consent of the Board of Directors, and, if allowed, the benefit is reduced by 6% times the number of years prior to age 65 that retirement occurs.

Benefits

The Company’s executive officers are entitled to receive medical benefits and to participate in the Company’s 401(k) Savings Plan on the same basis as other full time employees of the Company. The Company provides to its executive officers life insurance with the amount of coverage equal to two times annual base salary, full salary continuation for up to six months in the event of short term disability, and long term care insurance to provide for nursing home or home health care for up to six years. The Company’s 2001 Employee Stock Purchase Plan, which is available to nearly all employees, including executive officers and directors who are employees, allows participants to purchase shares at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period.

Compensation of the Chief Executive Officer in Fiscal 2003

The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company’s President and Chief Executive Officer is the same as for the other senior management of the Company — to provide a competitive compensation opportunity that rewards performance.

Mr. Snowden served in the positions of President, Chief Executive Officer and a director of the Company during the year ended December 31, 2003 and he received a salary of $336,946 for fiscal 2003. The Compensation Committee believes that this amount is in the middle third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. The Company paid Mr. Snowden a bonus of $390,497 for performance in 2003, based upon the achievement of Company performance and individual goals set by the Compensation Committee. On February 4, 2003 the Company granted to Mr. Snowden an option to purchase 20,000 shares of the Company’s Common Stock at an exercise price of $11.68 per share (the fair market value on the date of grant), which vested in full on February 28, 2004. On August 26, 2003 the Company granted to Mr. Snowden an option to purchase 64,000 shares of the Company’s Common Stock at an exercise price of $13.03 per share (the fair market value on the date of grant), which vests in three equal annual installments.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Internal Revenue Code or 1986, as amended (the “Code”), generally disallows tax deductions to publicly traded corporations for compensation over $1,000,000 paid to the corporation’s Chief Executive Officer or any of its other four most highly compensated executive officers. Certain compensation, including qualifying performance-based compensation, will not be subject to this disallowance if certain requirements are met. The Company currently intends to structure the compensation arrangements of its executive officers in a manner that will avoid disallowances under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

COMPENSATION COMMITTEE

Gerald S. McGowan

Paul R. Gudonis

Gerald Segel

Daniel E. Somers

Reports Under Section 16(a) of the Exchange Act

Based solely on its review of copies of reports filed by Reporting Persons required to file such reports pursuant to Section 16(a) of the Exchange Act, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act, except as follows: On March 8, 2004 Mr. Snowden filed a Form 5 reporting gifts of an aggregate of 950 shares in December, 2003. On January 7, 2004 Mr. Tobin filed a Form 5 reporting the gift of 8,000 shares in November, 2003. On January 7, 2004 Mr. Boyle filed a Form 5 reporting the acquisition of 5,000 shares in January, 2003 by the Boyle Family Revocable Trust of which he is a trustee.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Common Stock of the Company during the period from December 31, 1997 to December 31, 2003 with the cumulative total return over the same period of the NASDAQ National Market (U.S. Companies) (the “NASDAQ Composite Index”) and the NASDAQ Telecommunications Index. This comparison assumes the investment of $100 on December 31, 1997 in the Company’s Common Stock, the NASDAQ Composite Index and the NASDAQ Telecommunications Index and assumes dividends, if any, are reinvested.

APPROVAL OF 2004 STOCK INCENTIVE PLAN

On April 7, 2004, the Board of Directors of the Company adopted, subject to shareholder approval, the 2004 Stock Incentive Plan (the “2004 Plan”). Up to 750,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2004 Plan. Upon approval of the 2004 Stock Incentive Plan, the 1999 Option Plan and the 2001 Option Plan will be terminated, provided that all outstanding options under the 1999 Option Plan and the 2001 Option Plan shall continue to be exercisable in accordance with their terms.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2004 Plan is in the best interests of the Company and its shareholders and recommends a vote FOR the approval of the 2004 Plan and the reservation of 750,000 shares of Common Stock for issuance thereunder.

Description of the 2004 Plan

The following is a brief summary of the 2004 Plan, a copy of which is attached as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the 2004 Plan.

Types of Awards

The 2004 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.

Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may not be less than the fair market value of the Common Stock on the date of grant. In addition, under present law, incentive stock options may not be granted to optionees holding more than 10% of the voting power of the Company at an exercise price less than 110% of the fair market value. An option may not be repriced following its grant (except for adjustments made pursuant to a stock split or other change in capitalization of the Company as provided in Section 9(a) of the 2004 Plan). Options may not be granted for a term in excess of ten years. The 2004 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of Common Stock, (iii) (to the extent permitted by applicable law and the Company’s Board of Directors) delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Restricted Stock Awards.

Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Other Stock-Based Awards.

Under the 2004 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

Eligibility to Receive Awards

Employees, officers (other than the Company’s Chief Executive Officer), directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a significant interest are eligible to be granted Awards under the 2004 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2004 Plan may not exceed 100,000 shares per calendar year. The maximum number of shares with respect to which Awards other than stock options and appreciation rights may be granted is 150,000 shares. The maximum number of shares with respect to which Awards may be granted to directors who are not employees is 50,000 shares.

Plan Benefits

As of April 14, 2004, approximately 375 persons were eligible to receive Awards under the 2004 Plan, including all of the Company’s executive officers (except the Chief Executive Officer) and six non-employee directors. The granting of Awards under the 2004 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On April 14, 2004, the last reported sale price of the Company Common Stock on the NASDAQ National Market was $12.42.

Administration

The 2004 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 Plan and to interpret the provisions of the 2004 Plan. Pursuant to the terms of the 2004 Plan, the Board of Directors may delegate authority under the 2004 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2004 Plan, including the granting of options to executive officers.

Subject to any applicable limitations contained in the 2004 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2004 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2004 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the Reorganization Event or provide for a cash out of the value of any outstanding options. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation. The Board of Directors will specify the effect of a Reorganization Event on any other Award at the time the Award is granted.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2004 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination

No Award may be made under the 2004 Plan after April 6, 2014, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2004 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company’s shareholders.

If Shareholders do not approve the adoption of the 2004 Plan, the 2004 Plan will not go into effect, and the Company will not grant any Awards under the 2004 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2004 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have taxable income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2004 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

APPROVAL OF 2004 EMPLOYEE STOCK PURCHASE PLAN

On April 7, 2004, the Board of Directors of the Company adopted, subject to shareholder approval, the 2004 Employee Stock Purchase Plan. Up to 350,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) are available for future sale under the plan. In addition, if the 2004 Employee Stock Purchase Plan is approved, the Company’s 2001 Employee Stock Purchase Plan will be terminated on September 1, 2004. The shares that remain available for future sale under the Company’s 2001 Employee Stock Purchase Plan, when it terminates, will be available for issuance under the 2004 Employee Stock Purchase Plan, providing a combined total number of shares not to exceed 400,000 shares.

In the opinion of the Company’s Board of Directors, the continued growth and profitability of the Company depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating its employees and that the adoption of the plan furthers these objectives. Accordingly, the Board of Directors believes adoption of the 2004 Employee Stock Purchase Plan is in the best interests of the Company and its shareholders and recommends a vote FOR this proposal.

Summary of the Employee Stock Purchase Plan

The following summary of the 2004 Employee Stock Purchase Plan is qualified in its entirety by reference to the full text of the 2004 Employee Stock Purchase Plan, a copy of which is attached as Appendix C to this Proxy Statement.

Description of the Plan

The Employee Stock Purchase Plan permits employees of the Company and its designated subsidiaries to purchase shares of common stock from the Company through a series of offerings. Generally, each offering may last up to six (6) months. Offerings under the plan commence every six months, so at any given point in time, the Company will be conducting one offering. Each eligible employee may elect to have amounts withheld from his or her compensation, which amounts will accrue in an account for such employee during the period of an offering. On the last business day of each offering period, funds that have accrued in this account will be used to purchase common stock, subject to certain limitations, at a purchase price that is generally 85% of the fair market value of the common stock on either the initial date of each offering, or on the last trading day prior to the date of purchase, whichever is less.

Eligibility

Persons eligible to participate in an offering under the plan are generally those employees who (i) are employed by the Company or one of its designated subsidiaries for at least three (3) months prior to enrolling in the plan and (ii) are employed by the Company or one of its designated subsidiaries on the first day of the applicable plan period.

Offering Periods

The plan consists of consecutive offering periods with a new offering period commencing on the first trading day on or after September 1 and March 1 of each year. The Board may, at its discretion, choose a different plan period of twelve (12) months or less.

Payroll Deductions

Eligible participants in the Employee Stock Purchase Plan may request that the Company withhold up to ten percent (10%) of their compensation. Payroll deductions are then credited to the participant’s accounts. An employee may not make any additional payments into such account. An employee may discontinue participation in the Employee Stock Purchase Plan or decrease the rate of payroll deductions not more than once during each offering period. An employee may not increase the rate of payroll deductions during an offering period.

Grant of Option

On the first day of each offering period, each eligible employee participating in such offering period will be granted an option to purchase up to the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $25,000 by the fair market value of a share of common stock on that day. The option shall be exercisable as to the total number of shares on the last trading day of each offering period.

The option shall expire on the last day of the offering period.

Notwithstanding the above, no employee may be granted an option which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock for each calendar year in which the option is outstanding at any time.

Exercise of Option

A participant’s option for the purchase of shares is exercised automatically on the last trading day of each purchase period. Upon exercise, the participant will purchase the maximum number of full shares subject to the option which vested on such date and can be purchased based upon the applicable purchase price and the accumulated payroll deductions in his or her account. Any money left over in a participant’s account after the last trading day of each purchase period will be returned to the participant, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the participant’s payroll deduction account for the following offering, unless the participant elects not to participate in the following offering under the plan, in which case the balance in the participant’s account shall be refunded.

Purchase Price

The purchase price of the shares of common stock to be sold pursuant to any given offering is equal to the lesser of (i) 85% of the fair market value of the shares on the first day of the offering period, or (ii) 85% of the fair market value of the shares on the last trading day of the purchase period. For so long as the common stock is traded on the Nasdaq National Market System, the fair market value of a share of common stock on any given date shall be the last reported sale price.

Changes in Capitalization

In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company, the maximum number of shares each participant may purchase during a purchase period and the price per share and the number of shares of common stock covered by each option under the plan which has not yet been exercised shall be proportionately adjusted.

Merger or Asset Sale

In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation refuses to assume or provide a substitute for the option, any purchase periods then in progress shall be shortened by setting a new exercise date and any offering periods then in progress shall end on the new exercise date. The new exercise date shall be before the date of the Company’s proposed sale or merger.

United States Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the plan and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences To Participants

A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2003 and has discussed these financial statements with the Company’s management. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, of which there were none, about financial accounting and reporting matters and audit procedures.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Management is responsible for the Company’s financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors, Ernst & Young LLP, are responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee is responsible for providing independent, objective oversight of these processes.

By the Audit Committee of the Board of Directors of Boston Communications Group, Inc.

Audit Committee Members

Daniel E. Somers

Paul R. Gudonis

Gerald Segel

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year. Ernst & Young LLP has served as the Company’s independent auditors since 1988.

Although shareholder ratification of the Board of Directors’ selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to provide shareholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of Ernst & Young LLP.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

Independent Auditor’s Fees

The following table summarizes the fees of Ernst & Young LLP, our independent auditor, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2003		2002
Audit Fees (1)		$185,200		$197,200
Audit-Related Fees (2)		$9,000	$
Tax Fees (3)	$		$
All Other Fees (4)	$		$

Total Fees		$194,200		$197,200

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to internal control assistance and a proposed transaction.
(3)	Ernst and Young LLP did not provide any tax services to the Company in 2003 or 2002.
(4)	Ernst and Young LLP did not provide any other services to the Company in 2003 or 2002.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. The Company has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee of $4,500, plus reimbursement of out-of-pocket expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

Householding Annual Meeting Materials

Some banks, brokers and other nominee record holders are already “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Boston Communications Group, Inc. 100 Sylvan Road, Woburn, Massachusetts 01801, 781-904-5219. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Shareholder Proposals for 2005 Annual Meeting of Shareholders

Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company at its principal office in Woburn, Massachusetts not later than December 22, 2004 for inclusion in the proxy statement for that meeting.

If a shareholder of the Company wishes to present a proposal before the 2005 Annual Meeting of Shareholders and the Company has not received notice of such matter prior to December 22, 2004, the Company shall have discretionary authority to vote on such matter, if the Company includes a specific statement in the proxy statement or form of proxy, to the effect that it has not received such notice in a timely fashion.

By Order of the Board of Directors,

Alan J. Bouffard,

Clerk

April 20, 2004

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT SHAREHOLDERS PLAN TO ATTEND, SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

BOSTON COMMUNICATIONS GROUP, INC.

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for:

•	the management processes and systems;

•	the internal control structure;

•	the preparation, presentation, and integrity of the Company’s financial statements; and

•	the appropriateness of the accounting principles and reporting policies that are used by the Company.

The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek shareholder ratification of the independent auditor it appoints. Any recommendation concerning the appointment of the independent auditor is the responsibility of the Audit Committee.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) and associated terms to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

–	critical accounting policies and practices;

–	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

–	other material written communications between the independent auditor and Company management.

Audited Financial Statements

6.	Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

10.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal accounting controls, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

11.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.	Internal Audit. The Audit Committee shall review the adequacy and effectiveness of the Company’s internal audit function, its degree of independence and staffing levels as well as concurring in the appointment or dismissal of the Director of Internal Audit.

13.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

14.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

15.	Code of Conduct Waivers. The Audit Committee shall review all waivers from the Code of Conduct for directors and executive officers. All such waivers must be approved by the Audit Committee.

Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee may meet in private session as is deemed necessary with the above-named groups. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.	Independent Advisors. The Audit Committee shall have the authority, without further action from the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate to fulfill its responsibilities.

As amended January 20, 2004

APPENDIX B

BOSTON COMMUNICATIONS GROUP, INC.

2004 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2004 Stock Incentive Plan (the “Plan”) of Boston Communications Group, Inc., a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers (except the Chief Executive Officer of the Company), directors, consultants and advisors are eligible to receive options, restricted stock awards, stock appreciation rights and other stock-based awards (each, an “Award”) under the Plan. The Chief Executive Officer of the Company shall not receive any Award under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards

(a)    Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan for up to 750,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)    Sub-limits.    Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1)	Section 162(m) Per-Participant Limit. Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 100,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2)	Limit on Awards other than Options and SARs. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 150,000 shares.

(3)	Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 50,000 shares.

5.	Stock Options

(a)    General.    The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)    Incentive Stock Options.    An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Boston Communications Group, Inc., any of Boston Communications Group, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)    Exercise Price.    The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) at the time the Option is granted. An option may not be repriced following its grant (except for adjustments made pursuant to Section 9(a)).

(d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)	except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)	when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months (or such other minimum period of time as may be established by the Board in its discretion) prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)	to the extent permitted by applicable law and by the Board, by [(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board], or (ii) payment of such other lawful consideration as the Board may determine; or

(5)	by any combination of the above permitted forms of payment.

(g)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.	Stock Appreciation Rights.

(a)    General.    A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b)    Grants.    Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1)	Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2)	Independent Stock Appreciation Rights. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise.    Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock.

(a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)    Terms and Conditions.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price.

(c)    Stock Certificates.    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d)    Deferred Delivery of Shares.    The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place.

(e)	Limitations on Vesting.

(1)	Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33-1/3% vested prior to the second anniversary of the date of grant, and no more than 66-2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant.

(2)	Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.”

8.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share-and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Stock Appreciation Right and other Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b)    Reorganization Events.

(1)	Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)	Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization

Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3)	Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a)    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)    Documentation.    Each Award shall be evidenced by a written agreement in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)    Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)    Amendment of Award.    Except as otherwise provided in Section 5(c), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)    Acceleration.    Except as otherwise provided in Section 7(e), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.	Miscellaneous

(a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Shareholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s shareholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s shareholders, but Awards previously granted may extend beyond that date.

(d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s shareholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s shareholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require shareholder approval under the rules of the NASDAQ National Market, Inc. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon shareholder approval of any amendment to the Plan.

(e)    Provisions for Foreign Participants.    The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

APPENDIX C

BOSTON COMMUNICATIONS GROUP, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Boston Communications Group, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”), commencing on September 1, 2004. Three hundred fifty thousand (350,000) shares of Common Stock in the aggregate have been approved for this purpose. In addition, the Company’s 2001 Employee Stock Purchase Plan will be terminated on September 1, 2004. The shares that remain available for future sale under the Company’s 2001 Employee Stock Purchase Plan, when it terminates, will be available for issuance under the 2004 Employee Stock Purchase Plan, providing a combined total number of shares not to exceed 400,000 shares.

This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1.    Administration.    The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.    Eligibility.    All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)    they have been employed by the Company or a Designated Subsidiary for at least three (3) months prior to enrolling in the Plan; and

(b)    they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.    Offerings.    The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each September 1 and March 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six (6) month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4.    Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least ten (10) days prior to the applicable Offering Commencement

Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, including overtime, shift premium, incentive or bonus awards (provided that the Participant may elect not to have a deduction made to his or her annual Administrative bonus award), and excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation/ rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5.    Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

6.    Deduction Changes.    An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.    Interest.    Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.    Withdrawal of Funds.    An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.    Purchase of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $25,000 by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

Notwithstanding the above, no employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.    Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.    Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.    Optionees Not Shareholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a shareholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.    Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.    Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.    Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.    Merger.    If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.    Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18.    Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.    Governmental Regulations.    The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21.    Governing Law.    The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

22.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.    Withholding.    Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

25.    Effective Date and Approval of Shareholders.    The Plan shall take effect on April 7, 2004 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors

on April 7, 2004

BOSTON COMMUNICATIONS GROUP, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL							ZBCGC1

☒		Please mark votes as in this example.						#BCG

The Board of Directors recommends a vote “FOR all nominees” in Item 1 and “FOR” Items 2, 3 and 4.						FOR	AGAINST	ABSTAIN

1.	Election of Directors.			2.	To approve the Company’s 2004 Stock Incentive Plan.	☐	☐	☐

	Nominees:	(01) James A. Dwyer, Jr., (02) Paul R. Gudonis, (03) Frederick E. von Mering		3.	To approve the Company’s 2004 Employee Stock Purchase Plan.	☐	☐	☐
		FOR ☐	WITHHELD ☐	4.	To ratify the selection of Ernst & Young LLP by the Board of Directors as the Company’s independent auditors for the current year.	☐	☐	☐

	☐ For all nominees except as noted above			5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐
Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in
				full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date:

DETACH HERE	ZBCGC2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BOSTON COMMUNICATIONS GROUP, INC.

2004 ANNUAL MEETING OF SHAREHOLDERS

MAY 26, 2004

The undersigned shareholder of BOSTON COMMUNICATIONS GROUP, INC. hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated April 20, 2004, and hereby appoints Alan J. Bouffard, E.Y. Snowden and Karen A. Walker, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of BOSTON COMMUNICATIONS GROUP, INC., to be held on May 26, 2004 at 9:00 a.m., local time, at the Company at 100 Sylvan Road, Woburn, Massachusetts, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. WITH RESPECT TO ANY OTHER MATTERS WHICH MAY ARISE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSON(S) NAMED ABOVE.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE